EXHIBIT 23.6


                     Consent of Independent Accountants



We consent to the inclusion in this registration statement on Form F-1 (File No. 333-74227) of our reports dated June 15, 1998 (except with respect to Note 28, as to which the date is March 23, 1999) on our audits of the financial statements of MIH Limited and the Acquired MIH Businesses (predecessor to MIH Limited). We also consent to the reference to our firm under the caption "Experts".



/s/ Coopers & Lybrand                                 Johannesburg,
                                                      Republic of South Africa
Coopers & Lybrand                                     March 25, 1999
Chartered Accountants (SA)
Registered Accountants and Auditors